CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for Hundredfold Select Alternative Fund, Hundredfold Select Global and Hundredfold Select Equity Fund, each a series of the Northern Lights Fund Trust II, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment to the Northern Lights Fund Trust II Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

March 13, 2012